Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the company, if publicly disclosed. [***] indicates material that was omitted.

AMENDMENT NO. 6 TO THE
XBOX ONE PUBLISHER LICENSE AGREEMENT
(SAMPLES, TOKENS, MOQ, AND MICROSOFT PORTAL ACCESS)
This Amendment to the Xbox One Publisher License Agreement (this “Amendment”) is effective as of
April 9, 2019 (the “Amendment Effective Date”), by and between Microsoft Corporation, a Washington corporation (“Microsoft”), and Take-Two Interactive Software, Inc. (“Publisher”), and supplements that certain Xbox One Publisher License Agreement between the parties dated as of October 1, 2013, as amended (the “Xbox One PLA”) and, where expressly stated below, the Xbox 360 Publisher License agreement between the parties dated as of November 17, 2005, as amended (the “Xbox 360 PLA”).
RECITALS

A.
Microsoft or its affiliates provide a family of computer game and entertainment systems, including the Xbox 360 game system (“Xbox 360”); Xbox One, Xbox One S, Xbox One X and their successors and variants (collectively, “Xbox One”); and an associated proprietary online service (“Xbox Live”).

B.
Publisher is a game developer and publisher of software for computer game and entertainment systems. Publisher intends to develop and/or publish software products for Xbox One on the terms in the Xbox One PLA.

C.	The parties now wish to amend certain terms of the Xbox 360 PLA and the Xbox One PLA as set forth below.

Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Publisher agree as follows:

1.Samples. Section 7.4 (Samples) of the Xbox One PLA shall be deleted in its entirety and replaced with the following:

7.4    Samples. For each Software Title published under this Agreement, Publisher will provide to Microsoft a reasonable number of samples (as per the Publisher Guide, but not to exceed [***] copies and [***] copies per Software Title per Sales Territory in which the Software Title will be Commercially Released). Additionally, Microsoft may, free of charge, use up to [***] Microsoft-generated codes per Software Title that are redeemable by Xbox Live Users for Digital Content downloads from Xbox Live (“Tokens”). All such samples and Tokens may be used by Microsoft for non-revenue generating purposes, such as for marketing in accordance with Section 10.5, as product samples, and for customer support, product and charitable giveaways (provided that Microsoft obtains Publisher’s prior written consent), testing, and archival purposes. Publisher will not be required to pay the platform royalty set forth in Section 1 of Exhibit 1 of the Xbox One PLA for such [***] samples if the samples are shipped directly from an Authorized Replicator to Microsoft. Publisher will not be entitled to any Royalty Fee or other compensation with respect to Digital Content samples or Tokens as authorized under this Section 7.4, provided that Publisher shall at all times remain entitled to the Royalty Fee in respect of all Digital Content and PDLC for the corresponding Software Title for which Microsoft receives payment.

2.Minimum Order Quantities. Section 7.10 (Minimum order quantities) of the Xbox One PLA is no longer applicable and shall be deleted in its entirety.

Microsoft Confidential

Amendment No. 6 to the Xbox One PLA - AOC v1 February 2019

3.Token Promotions. Section 10.6 (Token Promotions) of the Xbox One PLA shall be deleted in its entirety and replaced with the following:

10.6 Token Promotions. Publisher may, [***], place a [***] order for a limited quantity of Tokens, subject to the terms and quantity limits stated in the Publisher Guide. If Publisher desires additional Tokens for promotional activities related to a Software Title via the Xbox Games Store (each, a “Token Promotion”), Publisher will comply with the Publisher Guide’s policies with respect to ordering additional Tokens. Upon approval by Microsoft, Publisher will pre-pay all applicable fees for such additional Tokens as set forth in the Publisher Guide. As soon as commercially feasible after payment by Publisher for a Token order, Microsoft will create Tokens and deliver them to Publisher.

4.Usage Data. Section 12 (Usage data) of the Xbox One PLA and Section 11 (Usage Data) of the Xbox 360 PLA shall be deleted in their entirety and replaced with the following:

Xbox Live Usage data and Personal Data. The operation of Xbox Live requires Microsoft to collect and store Xbox Live User usage data, including statistics, scores, ratings, and rankings (collectively, “Xbox Live User Data”), as well as information relating to an identified or identifiable person (e.g., name, email address, etc.) (“Personal Data”). Microsoft may, in its discretion, use such Xbox Live User Data for any purpose, including posting the Xbox Live User Data on Xbox.com or other Microsoft websites. Microsoft will use commercially reasonable efforts to periodically make certain Xbox Live User Data and Personal Data available to Publisher in accordance with Microsoft’s Privacy Statement. Publisher’s use of such Personal Data must be in accordance with Publisher’s then-current Privacy Policy and such other reasonable restrictions as Microsoft may require that are made available to publishers via written notice (email is sufficient) and memorialized in the Publisher Guide. If Publisher collects Personal Data, then Publisher must provide Xbox Live Users with access to Publisher’s privacy statement that governs Publisher’s use of the Personal Data (“Privacy Policy”). For avoidance of doubt, the parties will each operate as independent controllers of Personal Data shared between them pursuant to this Agreement. Microsoft will notify Publisher of data subject requests received from users as set forth in the Publisher Guide.

5.Microsoft Portal Terms and Conditions. A new Section 21.9 shall be added to the Xbox One PLA as follows:

21.9    Microsoft Portal Terms and Conditions. Publisher may be required to accept terms and conditions for the use of Microsoft web portals, including the App Developer Agreement (or its successor) governing the Microsoft Store and/or Partner Center (the “ADA”). In the event of any conflict between the terms of this Agreement and the ADA, the terms of this Agreement will control regarding the obligations of the parties governed by this Agreement (including the Certification, sale, and support of Publisher’s Xbox One Software Titles).

6.Exhibit 6. The XBOX LIVE INCENTIVE PROGRAM expires on March 31, 2019. Exhibit 6 to the Xbox One PLA is hereby deleted in its entirety with effect from March 31, 2019.

Except and to the extent expressly modified by this Amendment, the Xbox One PLA and Xbox 360 PLA shall remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between this Amendment and the Xbox One PLA and/or Xbox 360 PLA, the terms of this Amendment shall control.

Microsoft Confidential

Amendment No. 6 to the Xbox One PLA - AOC v1 February 2019

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

Microsoft Corporation	Take-Two Interactive Software, Inc.
Signature: /s/ Annie Neudorfer	Signature: /s/ Dan Emerson
Name: Annie Neudorfer	Name: Dan Emerson
Title: Xbox Program Manager	Title: EVP&GC
Date: 4/16/2019	Date: 4/15/2019

Microsoft Confidential

Amendment No. 6 to the Xbox One PLA - AOC v1 February 2019